Media Contact	Exhibit 99.1
Clark Finley 203-578-2287
cfinley@websterbank.com
WEBSTER SHAREHOLDERS MEETING WILL BE APRIL 20, 2006
WATERBURY, Conn., February 14, 2006 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., announced today that its board of directors has scheduled the corporation’s annual meeting of shareholders for 4:00 p.m. (Eastern Standard Time) on April 20, 2006 at the Courtyard by Marriott, 63 Grand Street, Waterbury, CT.
The record date for shareholders to vote at the meeting is February 24, 2006.
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Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $17.8 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 157 banking offices, 304 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank.
For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websteronline.com.